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                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022


                                                                 August 12, 1994



Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama  35202

PLC Capital L.L.C.
c/o Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama  35202


                           PROTECTIVE LIFE CORPORATION
                       REGISTRATION STATEMENT ON FORM S-3


Ladies and Gentlemen:

          We have acted as special counsel to Protective Life Corporation, a Delaware corporation ("Protective Life"), and PLC Capital L.L.C., a Delaware limited liability company ("PLC Capital"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of $75,000,000 in the aggregate of (i) debt securities representing unsecured obligations of Protective Life (the "Senior Debt Securities") to be issued pursuant to the Senior Indenture, dated as of June 1, 1994, as supplemented by Supplemental Indenture No. 1, dated as of July 1, 1994 (as so supplemented, the "Senior Indenture"), between Protective Life and The Bank of New York, as trustee (the "Senior Trustee") and subordinated debt securities ("Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities") to be issued pursuant to the Subordinated Indenture, dated as of June 1, 1994, as supplemented and amended by Supplemental Indenture No. 1, dated as of June 9, 1994 and Supplemental Indenture No. 2, dated as of August 1, 1994 (as so supplemented and amended, the "Subordinated Indenture") between Protective Life and AmSouth Bank of Alabama ("AmSouth Bank"), a state banking corporation, successor, by conversion of charter to AmSouth Bank, N.A., as trustee (the "Subordinated Trustee"), (ii) shares of preferred stock of Protective Life, par value $1.00 per share ("Preferred Stock"), (iii) shares of common stock of Protective Life, par value $0.50 per share ("Common

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Protective Life Corporation            -2-                       August 12, 1994
  PLC Capital, L.L.C

Stock"), and the rights to purchase Junior Participating Cumulative Preferred Stock of Protective Life, par value $1.00 per share, related to the Common Stock (the "Rights") to be issued pursuant to the Rights Agreement, dated
July 13, 1987 (the "Rights Agreement"), between Protective Life and AmSouth Bank, as Rights Agent, (iv) such indeterminate number of shares of Common Stock as may be issuable in exchange for or upon conversion of any Subordinated Debt Securities or Preferred Stock that provide for conversion or exchange into Common Stock, and the Rights relating thereto, (v) such indeterminate number of shares of Preferred Stock and such indeterminate number of Debt Securities, respectively, as may be issuable in exchange for or upon conversion of any Subordinated Debt Securities or Preferred Stock, respectively, that provide for conversion or exchange into such other securities, (vi) Cumulative Monthly Income Preferred Securities (the "Preferred Securities"), in one or more series, representing preferred limited liability company interests of PLC Capital and (vii) the subordinated guarantee (the "Guarantee") of Protective Life relating to Preferred Securities.

          In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

          Based upon the foregoing, we are of the following opinion:

          1. Protective Life is validly existing as a corporation in good standing under the laws of the State of Delaware.

          2. PLC Capital is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (6 DEL.C.
Section 18-101, ET SEQ.) (the "Act").

          3. The Senior Indenture has been duly authorized, executed and delivered by Protective Life. Assuming the Senior Indenture has been duly executed and delivered by the Senior Trustee, when the Senior Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Senior Debt Securities and in accordance with the Senior Indenture, assuming the terms of such Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective Life, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of Protective Life enforceable against Protective Life in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

          4. The Subordinated Indenture has been duly authorized, executed and delivered by Protective Life.

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Protective Life Corporation            -3-                       August 12, 1994
  PLC Capital, L.L.C

Assuming the Subordinated Indenture has been duly executed and delivered by the Subordinated Trustee, when the Subordinated Debt Securities have been duly executed, authenticated, issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating to the Subordinated Debt Securities and in accordance with the Subordinated Indenture, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective Life,

          (i) the Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of Protective Life enforceable against Protective Life in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity) and

          (ii) if the Subordinated Debt Securities are exchangeable for or convertible into Common Stock or Preferred Stock, as the case may be, (a) when such Common Stock has been duly issued in exchange for or upon conversion of such Subordinated Debt Securities in accordance with the terms of the Subordinated Indenture and the supplemental indenture thereto fixing the terms for such exchange or conversion, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming issuance of such Common Stock in accordance with duly adopted resolutions of the Board of Directors of Protective Life or a duly authorized committee thereof fixing the terms of such exchange or conversion, and (b) when (1) the terms of such Preferred Stock and of their issuance and sale have been duly established in conformity with Protective Life's Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective Life, (2) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (3) the Preferred Stock has been duly issued in exchange for or upon conversion of such Subordinated Debt Securities in accordance with the terms of the Subordinated Indenture and the supplemental indenture thereto fixing the terms for such exchange or conversion, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

          5. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with Protective Life's Restated Certificate of Incorporation, as amended, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over

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Protective Life Corporation            -4-                       August 12, 1994
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Protective Life, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iii) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, against payment of the consideration fixed therefor by the Board of Directors or a duly authorized committee thereof,

          (a) the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable and

          (b) if the Preferred Stock is exchangeable for or convertible into Common Stock or Subordinated Debt Securities, as the case may be, (1) when such Common Stock has been duly issued in exchange for or upon conversion of such Preferred Stock in accordance with the terms of the Certificate of Designation for such Preferred Stock, such Common Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming issuance of such Common Stock in accordance with duly adopted resolutions of the Board of Directors of Protective Life or a duly authorized committee thereof fixing the terms of such exchange or conversion and (2) assuming the Subordinated Indenture has been duly executed and delivered by the Subordinated Trustee, when such Subordinated Debt Securities have been duly executed, authenticated and issued in exchange for or upon conversion of such Preferred Stock in accordance with the terms of the Certificate of Designation for such Preferred Stock and in accordance with the Subordinated Indenture, including the supplemental indenture thereto related to such Subordinated Debt Securities, assuming the terms of such Subordinated Debt Securities have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective Life, such Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of Protective Life enforceable against Protective Life in accordance with their terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding at law or in equity).

          6. When the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating to the Common Stock, against payment of the consideration fixed therefor by the Board of Directors of Protective Life or a duly authorized committee thereof, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

          7. Assuming the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and the Common Stock has been validly issued
(i) against payment of the consideration fixed therefor by the Board of Directors of Protective Life or a duly authorized committee thereof or (ii) in exchange for or upon conversion of any Preferred Stock or Debt Securities in accordance with the terms of exchange or conversion fixed for such Preferred

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Protective Life Corporation            -5-                       August 12, 1994
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Stock or Debt Securities, the Rights attributable to such Common Stock will be validly issued.

          8. Upon (i) completion and due execution of a written action (the "Action") establishing the terms of the Preferred Securities of any series by Protective Life, as the Class A Interest Holder (as defined in the Amended and Restated Limited Liability Company Agreement, dated as of May 20, 1994 (the "LLC Agreement"), of PLC Capital), (ii) the issuance of and payment for the Preferred Securities of such series as contemplated by the LLC Agreement, the Action and the Registration Statement and (iii) the reflection on the books and records of PLC Capital of all the information required by the LLC Agreement and the Act, the Preferred Securities will be duly authorized and validly issued and, subject to the qualifications set forth herein, fully paid and nonassessable limited liability company interests in PLC Capital, as to which holders of the Preferred Securities will have no liability solely by reason of being holders of the Preferred Securities in excess of their obligations to make payments expressly provided for in the LLC Agreement and their share of PLC Capital's assets and undistributed profits (subject to the obligation of a holder of a Preferred Security to repay any funds wrongfully distributed to it).

          9. The execution and delivery of a guarantee agreement ("Guarantee Agreement") pursuant to which the Guarantee may be issued has been duly authorized by Protective Life. When (i) the terms of the Guarantee Agreement have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Protective Life and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Protective Life, (ii) the Guarantee Agreement has been duly executed and delivered and (iii) the Preferred Securities to which the Guarantee Agreement relates have been duly issued and sold and the purchase price therefor has been received by PLC Capital, the Guarantee will constitute a valid and legally binding obligation of Protective Life, enforceable against Protective Life in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the rights of creditors and to general equity principles (whether considered in a proceeding in equity or at law).

          In connection with our opinion set forth in paragraph (7) above, we note that the question whether the Board of Directors of Protective Life might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at the time and, accordingly, is beyond the scope of such opinion.

          We note that, as of the date of this opinion, a judgment for money in an action based on a debt security denominated in a foreign currency, currency unit or composite currency in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency, currency unit or composite currency in which a particular debt security is denominated into United States dollars will depend upon various factors, including which court renders

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Protective Life Corporation            -6-                       August 12, 1994
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the judgment.  In the case of a debt security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such debt security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the debt security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

          To the extent the foregoing opinion in paragraph (8) involves matters of Delaware law, we have relied upon the opinion, dated the date hereof, of Richards, Layton & Finger, P.A., a copy of which is also filed as an Exhibit to the Registration Statement, and this opinion incorporates all of the assumptions and qualifications set forth in their opinion.

          Our opinion expressed above is limited to the laws of the State of New York, the Delaware General Corporation Law and the Act and the federal laws of the United States of America.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Validity of Securities" in the Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,

                              /s/ Debevoise & Plimpton